Exhibit 99(a)

ONE — Q3 2003 Bank One Earnings Conference Call
Event Date/Time: Oct. 21. 2003 / 3:00PM ET
Event Duration: 42 min

C O R P O R A T E  P A R T I C I P A N T S

Amy Fahey
Bank One — Director of Investor Relations

Heidi Miller
Bank One — Chief Financial Officer, Executive Vice President

James Dimon
Bank One — Chairman of the Board, Chief Executive Officer

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

John McDonald
UBS Warburg – Analyst

Ruchi Madan
Smith Barney – Analyst

Betsy Graseck
Morgan Stanley – Analyst

Mike Mayo
Prudential Securities – Analyst

Carol Berger
CREF Investments – Analyst

Nancy Bush
NAB Research – Analyst

Denis Laplante
Keefe Bruyette and Woods – Analyst

Michael Mackey
Kingdon Capital – Analyst

P R E S E N T A T I O N

Operator

Good day, everyone and welcome to the Bank One third quarter 2003 earnings results conference call. Today’s call is being recorded. At this time, for opening remarks and introductions, I’d like to turn the call over to the Director of Investor Relations, Miss Amy Fahey. Go ahead, ma’am.

Amy Fahey — Bank One — Director of Investor Relations

Good afternoon, everyone and thanks for joining us today. First, I’d like to refer you to our forward-looking statements in the 2002 annual report. And with that, I’d like to turn it over to Heidi Miller, our CFO, who will walk you through the results today.

Heidi Miller — Bank One — Chief Financial Officer, Executive Vice President

Thank you, Amy. It’s great to be able to speak to another very solid quarter that reflects a lot of hard work by my colleagues across the institution.

Let me make some opening comments about our results overall before I speak to specific lines of business and then, of course, turn it over to Jamie. Net income of $883 million gave us 79 cents EPS this quarter, almost 13% better than last year and includes only 1 cent of special or non-core results. This is detailed in the press release, but if you didn’t get a chance to go through it in detail, let me briefly outline some of the components of this analysis.

The 79 cents includes $150 million of commercial lines reserve releases related to our continued improvement in credit quality and a 9% decline in average commercial loan balances. As we mentioned last quarter, we make the necessary increases and decreases in reserves each quarter as appropriate.

In addition, in the quarter, we recognized $37 million of net securities gains resulting from realized gains of principal investments, which includes the results, for example, the sale of Ability One. This was offset by losses that we took in the treasury investment portfolio as rates increased in the quarter. This action should, of course, help benefit future quarters. In addition, we terminated some debt and related hedges, basically a synthetic fixed issue, which cost us $162 million. All of these actions combined, therefore, had little net impact on EPS.

However, they do have an impact on revenues. Total revenue on a reported basis was $4.1 billion, lower than last year by $67 million and slightly higher than last quarter. But, if you adjust for the special one-time items that I mentioned before, like debt terminations, for example, revenues would be up from the second to third quarter by over 7% and I think that is worth noting.

At the same time that we see this underlying revenue improvement, we’ve been successful in holding expenses flat at $2.4 billion. Our ability to improve productivity in the lines and contain costs enabled us to continue to invest in ourselves through either technology, marketing and promotion or selectively hiring in different lines of business.

Our strong operating results do also have an ongoing impact on our capital ratios, still among the best in the industry. Tier 1 of 9.8%, total capital is 13.5 and leverage at 8.4. We continue to buy back shares. We have repurchased 13 million shares this quarter, bringing total repurchases for the year to more than 53 million. Despite the strong capital base, ROE continued to improve to 15.8% for the quarter, up from 14.8% last year.

And finally, before I turn to the lines, two general items of note, we did defer the adoption of Fin 46 and a consolidation of $38 billion worth of conduit assets. FASB now expects to implement the rule by the end of the year, although they originally had said we would implement it in July. At this point, we will see. We have provided all the details of the impact on Fin 46 in a supplemental disclosure so you can see it’s not significant for us at all.

In addition, we are also now required to report the sale of our trust business to JP Morgan as a discontinued operation. We expect to close on this in the fourth quarter. In order to help you with your models, we’ve moved this to the corporate segment but given you a great deal of detail for the last two years so that you could adjust your models as appropriate.

Now, onto the lines of business. We are pleased with continued momentum in our retail line of business. Net income grew 9% to $392 million on $1.6 billion of revenue, up 6%. The investments we’ve been making throughout retail are evident in the growth in checking accounts, up $150,000 this quarter, core deposit growth of 9%, up $5.8 billion to $70 billion from last year. A 37% increase in home equity balances on $4.7 billion of new production.

In addition, we had 39 new banking centers, 230 ATMs and hired 600 more relationship bankers. Again, even with all the investment driving this growth, we continue to realize operating efficiencies as we kept expenses flat over last quarter.

In the commercial segment, commercial net income of $361 million was double last year’s and also up $112 million or 45% from last quarter. Clearly credit improvement is a big driver here. Credit quality improvement is very visible in the dramatic decline in net charge-offs, which declined 58% to $99 million, and the 31% decline in non-performing loans. If you exclude the reserve release that I mentioned earlier, net income was still up 47% from last year. This was driven by strong capital markets revenue year-over-year, which is a primary driver of growth in non-lending revenues.

As an aside, the credit derivative mark is a loss of $51 million this quarter. If you also exclude that from trading revenues then you can see the trading revenues would be up 90% from last year or close to 20% from last quarter, as we benefited from strong interest rate derivative performance. Good show.

In card services, we had net income of $285 million, down from last year by about 4%. That was the result of margin compression that we spoke about previously and competitive repricing. This was offset partially by higher loans, up 9% year-over-year and charge volume up 8%. Quarter-over-quarter, however, net income was up 2% as we did see margin improvement, which was up 40 basis points as well as increased charge volume, up $2.3 billion from second quarter.

Credit ratios remain healthy, even as managed NCOs increased to 5.3% from the very low 5% they were last year and 5.2% last quarter. This is a deterioration that we expected and talked about it last time we spoke. Net new accounts also grew nearly 900,000, down from quarter, but last quarter, I’d like to remind you, included a portfolio purchase. Finally, one of my favorite co-brands, Starbucks, launched a reloadable card and I’d like to put you on alert that my purchases alone on this will be noticeable in next quarter’s numbers.

Finally, IMG. In the quarter, IMG completed the acquisition of Zurich. I know Jamie will talk more about that. But, Zurich did contribute one month of earnings. In addition, the rating agencies all came out and were positive on the acquisition and the ratings.

It was a solid quarter for IMG with net income of $91 million up 20% from the prior quarter and 15% from prior year. We were helped by market performance and net flows. The press aside, we continue to experience net inflows, which led to assets under management of $176 billion, even if you exclude the $5.5 billion of Zurich Life assets, net inflows were up this quarter over $6 billion and over $12 billion for the last four quarters.

In this quarter, we also announced the acquisition of Security Capital, which we expect to close in the fourth quarter, which will help fill out a product array on the real estate side and add about

$3.5 billion of assets in the fourth quarter, which is when we expect to close it. I already mentioned we expect to close on the trust sale in the fourth quarter, as well.

In summary, we are pleased with the strength and quality results this quarter, a steady progress, our double-digit EPS growth. We saw growth in revenue momentum in many areas. I know Jamie will expand on this greatly. We are encouraged by continued credit cost improvement, which continued to benefit us and we adhere to continued prudent risk management. We also continue to demonstrate our ability to control cost even as we reinvest in our businesses and we are very comfortable with the strength of our capital and financial position. As a CFO, what more could you ask? With that, I will turn it over to Jamie.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Thank you very much. I’m just going to fill out a little things that Heidi talked about and give you a little bit of a perspective looking forward. You know, Retail, I mean almost across-the-board we had growth, with our sales people, debit cards, credit cards, home equity loans, balances, accounts, and we’re doing all the things that I think will drive future growth. We’ve also done a lot of things that you don’t really see, but I think are important. Free imaging, free bill pay, we got rid of those hated teller fees here, so we’re becoming more competitive on the product side, more innovative. We’re spending more money on marketing and more money merchandising and we’re pretty optimistic that we can grow that business going forward.

Chicago’s going to be tough, you know, we don’t see it yet, I know someone’s going to ask me the question, but we’re prepared to fight. We’ll do whatever it takes. We will win here, no matter how bloody it gets.

Card business, you know, Heidi mentioned the business. It’s tough-going in reality, to get growth in the business. But we really do like its creativity side. One unique thing about the Starbucks card is it is the first time anyone put together a basic credit card with a stored value or reloadable card in one plastic, yes it is, and also I think the marketing was exceptional but we all have a lot of products, a lot of ideas.

Our marketing’s getting better. Our brand recognition is getting better and, you know, one of the things that hurt us a little bit this quarter, Heidi mentioned a slight addition in the reserves, but interchange is going up 8% year-over-year. A lot of that has been eaten up by higher expenses related to United. We think it’s the right thing do but United continues to be a little bit of a drag on our card results. Credit, very stable looking forward there.

Large corporate, I think just an outstanding story. Commitments were flat, loans were down. We will never be loan sensitive in large corporate, but because of capital markets revenues and cash management revenues, the return on equity, and using conservative equity here, is about 20%. I think we told you that, you know, we hope to average 15% or so. That means in a good time it’s got to be 20-plus. But I think we’ve got great risk, great credit. We’ve been doing what we’ve said we’re going to do. We’re doing a lot more customer related business. Our customers are happy and we think we continue to run that as a very good business over time.

I think Heidi mentioned loan loss reserves. We’re probably, you know, very well reserved there, it probably is likely we will have to take them down some more, but you should know we have been booking those into earnings, we just know we’re going to have to do something.

Middle market, it’s a slightly different story. The balances here should be going up. I think the best competitors, you know, grow in a recession, yes, you do have ups downs in credit losses and credit losses have gotten bad. We have an exceptional business. The business strength is in the markets, in the regions. I think we made a lot of changes there. We made them very quick, from systems to underwriting to credit to marketing to controls and probably too much too fast. But we think we’re going to build a great business there. We made a whole bunch of changes recently from management and giving more authority to the field. We’re already seeing early signs that will work and so we’re comfortable to get the business growing again.

Zurich, we made a few disclosures in the document about insurance companies, report insurance company numbers. We will probably enhance it over time. I should tell you, when we bought Zurich, we thought it would earn $70 million after tax before financing costs. It was spot-on this month. We never talked about net earnings this year because we didn’t know when it was going to close this year. We only got that for one month this quarter. Obviously, we will get it for three months next quarter. About $40 million in revenues. I’m telling you that now, we’re going to decide later what we’re going to disclose going forward so you can do your numbers and figure out what that is with revenues, et cetera.

Our interest rate sensitivity came down a little bit, but is still positive. You know, we did extinguish debt. If you ask the question on a stand-alone basis, you will get that money back, absolutely, $116 million will come right back over the time period, four or five years. But, I hasten to add that that would be a mistake to do that because we look at things like that and use that money to fund longer.

Remember, when rates go up, your asset sensitivity automatically comes down because all of your mortgages extend. Okay? It slows down the repricing on mortgages and so we want to maintain a common asset liability position, if you start funding longer a little bit. We’ve been doing a little bit of. So, I’m not sure, if I did my forecast estimates, I’d look at the margin and just add it back in because you’re, kind of, double counting it there where taking benefit for. There was no benefit from that in this quarter, it was done very much close to the end of the quarter.

I also want to point out that, you know, we have another big year in systems, I think we’re going to come out of ‘04 with some really excellent operations systems, you know, some of the best among banks, but it’s a tough year. We have a lot of work to do. We will get it done. The people are working real hard. We have demonstrated the ability to do it.

Heidi mentioned efficiency. There is more and more efficiency in the company. Head count ex Zurich is down 2,000 in the quarter and most of that’s garnering more and more efficiency from operations, from staff areas and retail, if you look at it alone, we’ve added year-over-year, I think, 600 or 700 sales people in the branches and yet their head count is down. I look at that tooth-to-tail. One is efficient. One sells, services does things and meanwhile all of our customer service metrics are getting better, virtually in all companies across-the-board. I won’t say we’re best in class, but they’re getting better. You do see in some businesses improved attrition from those kind of efforts.

I’m going to tell you just a few comments on mutual funds. You know, because we did make some internal announcements, which of course, get immediately out into the press. There is no evidence that late trading took place in this company. Okay, we’re doing our work. Obviously, that’s the much worse of the two evils being talked about here. We still have a lot of work to do. We’re going to report first to the SEC and the regulators before we report to you all.

The second thing is that market timing, we did say that Canary, we have done our homework. It should not have happened, it was wrong. We don’t have any evidence that there were massive, that there were large amounts of market timing. There may have been small, modest ones. We do intend to make full restitution, which I think, in my personal opinion, not the opinion of all our lawyers and advisors, means we’re going fight like hell all the lawsuits because we’re going do the right thing.

I look at this as a chance that Bank One, even though we made some errors here, we will earn your and our customers’ respects by standing tall and doing the right thing and not only look at these problems, maybe trying to improve other things that should be fixed in the mutual fund business because we will take this opportunity to make sure we have some of the best standards. And you should assume that any liabilities we think we have, we probably accrued this quarter and so I’m not going to give any numbers, but you should assume that to the best of our knowledge and ability. I will stop there and open the floor to any questions or comments you have.

Q U E S T I O N S   A N D   A N S W E R S

Operator

Thank you. The question and answer session will be conducted electronically. If you would like to ask a question today, please do so by pressing the star key followed by the digit 1 on your touch-tone phone. If you’re using a speaker phone, be sure the mute function is turned off to allow your signal to reach our equipment. Please press star 1 if you have a question. We will go first to John McDonald with UBS.

John McDonald — UBS Warburg – Analyst

Yes, hi. You had some good improvement in the net interest margin and credit cards. I was wondering if you could give some color on how you might have changed your marketing and pricing strategies there.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

I think in the past we told you we did a really good job at depricing to keep customers. And attrition came way down and the balances went up. You know, a lot of people didn’t see that.

We’ve been a little bit less aggressive depricing and we’ve been a little bit more aggressive repricing. I think the company, years ago, basically, stopped doing any of it because of lawsuits, et cetera. This has two adverse consequences. One, you don’t get the higher prices and second, you have some adverse selection because you’re not doing it. And the third is we’re doing a better job of managing our interest rate exposure and they got continued benefit from slightly lower interest rates. Obviously, the yield curve still very beneficial to that business.

John McDonald — UBS Warburg – Analyst

The outstanding accounts on the card business were down a little bit. Can you comment a little bit on gross account ads and also how attrition has been?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Yes, you can do your own attrition numbers, we don’t break that out. Attrition has been very good. If you look at it quarter after quarter, over the last five or six quarters, we’ve had a nice increase in balances and spend. In fact, better than quite a few, others slowed down. We just got all the numbers now. Some others have done well.

The marketing side is a tough sled. A lot of people, not just us, have very low response rates and new customer marketing and we spend a lot of time not just on new customer marketing but also doing existing customer marketing and working with our co-brand partners, trying to find other effective ways to grow accounts.

The most important thing is not accounts, it’s quality of accounts, growth of accounts, growth of spend, growth of outstanding, so you have to put it all in the mix. I still think we can do a better job marketing. I still think our best competitors, you know, are getting 20 or 30% more effectiveness for their marking dollars. I can’t analytically prove that to you, but most of us, and Campbell who’s running the card business, would probably agree and, you know, we still have improvements to make there.

Heidi Miller — Bank One — Chief Financial Officer, Executive Vice President

But the quarter-over-quarter decrease is a result of the portfolio acquisition we had last quarter.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

That’s correct, yeah. The 900,000 we did this quarter is consistent with what we’ve experienced recently, ex the portfolio purchase.

Operator

We’ll go next to Ruchi Madan with Smith Barney.

Ruchi Madan – Smith Barney – Analyst

Hi.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Hi, Ruchi.

Ruchi Madan – Smith Barney – Analyst

A couple of questions, first, you mentioned you’re looking at options on your non-core consumer loans. Any update on that?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

I didn’t mention that, but I’m happy to update it. Basically it’s like $10 billion, or a little bit more or less. It’s going to runoff not quite a billion dollars a quarter until it disappears. So, as a shareholder, I would tell you it’s like what we did with auto lease a couple of years ago. It will disappear, it won’t matter, it means nothing. It is a drag on the earnings of this company.

Now, we have options we can we can sell it quickly and take a hit and obviously by the runoff, it also relates to interest rates. So, that will speed up, you know, if rates come down and slow down if rates go up. We’re looking at a way to maximize that asset in our balance sheet. We’re fully reserved for it, but it still is a drag on earnings because of expenses and a whole bunch of stuff, you know. We will let you know if we get a brilliant idea that’s different. We don’t think it changes the economics of our company, but one way or another there is $80 million of drag, which is going to go away sometime in the next couple of years.

Ruchi Madan – Smith Barney – Analyst

Okay, a couple of other things, you said you increased your marketing expense this quarter.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

I also want to point out, you know, people have asked in the past, the ROE. Now all of a sudden our ROE is 15% and a lot of people’s have come way down and ours stayed steady. That is one of the drags on it. So, one of the reasons we’re breaking the numbers out is so people can see why some of the businesses have good ROEs, others don’t. This is one of the drags. Corporate is another one. We will attack that beast soon, too.

Ruchi Madan – Smith Barney – Analyst

Okay, second question, on the card business, you increased the marketing. Does that mean you’re back in the market with teasers and therefore does that mean that we could see some give back of the net interest margin?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Yeah, we’ve never been out of the market and we increased it. You’re talking about marginal numbers explaining the differences quarter over quarter in operating expenses. We were always in, we never got out. It’s up a little from the prior quarter. We try to do that based upon economics and analytics. If we could find a way to spend another $20 million, we might. We’re probably going to spend more in the fourth quarter than in the third quarter. It’s going to relate to the marketing programs and opportunities and competition and a whole bunch of stuff like that.

Heidi Miller — Bank One — Chief Financial Officer, Executive Vice President

And included advertising last quarter.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Includes advertising, yes.

Ruchi Madan – Smith Barney – Analyst

And the question is really do you think you can hold this margin?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Yes, I think we can hold the margin.

Ruchi Madan – Smith Barney – Analyst

And should credit also be stable in card?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

We expect stable in credit card, yes, fairly stable.

Ruchi Madan – Smith Barney – Analyst

One last question. The debt retirement.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Yep.

Ruchi Madan – Smith Barney – Analyst

Can you more fully explain why we should not expect some positive impact from that?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

I just get afraid. You should, all things being equal, it’s going to add, you know, that money basically comes back to earnings, right?

Ruchi Madan – Smith Barney – Analyst

Uh-huh.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

But all things in treasury are never equal. Investment portfolio is a little bit lower, we spend some of the money to go longer on the asset liability curve. I think if you add it back in, you may be adding back in money we’ve already spent for other reasons. That’s all. I’m just worried you’re adding it back in and not knowing it was an offset.

Ruchi Madan – Smith Barney – Analyst

Okay, thanks.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

As I pointed out, asset liability, as rates go up, EAR, earnings at risk will always come down dramatically. If you want to maintain the same position in rising rates you’ve got to spend more money to finance long and we’ve been doing a little bit of that. Not a lot, just a little bit, even though EAR has come down, right?

Ruchi Madan – Smith Barney – Analyst

Okay, makes sense. Thanks.

Operator

We’ll move next to Betsy Graseck with Morgan Stanley.

Betsy Graseck — Morgan Stanley – Analyst

Hi, thanks. Two quick questions, one on the net charge-offs and then one on reserves in general. On net charge-offs, obviously some positive trends in commercial. I’m wondering on the retail side, there was a little bit of an increase in net charge-offs both quarterly as well as annually.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Right, right.

Betsy Graseck — Morgan Stanley – Analyst

I wonder, you know, especially with the strong loan growth you got there, can you talk to why you think you saw those trends?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

We sold some loans that accelerated charge-offs and so the charge-offs popped up. It should come down a little bit next quarter. Other than that it’s flattish.

Betsy Graseck — Morgan Stanley – Analyst

Okay, great. Flattish Q on Q?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Right.

Betsy Graseck — Morgan Stanley – Analyst

Okay.     And then just on the provision side going forward, you know, clearly your reserve ratio continues to be relatively high.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Uh-huh.

Betsy Graseck — Morgan Stanley – Analyst

Both relative to the net charge-offs you’re getting as well as to some peers in the marketplace.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

You noticed that, huh? [ Laughter ]

Betsy Graseck — Morgan Stanley – Analyst

Yeah! Well, you know, I’ve asked the question before about how you’re going to be managing those reserve levels going forward.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Right.     Right. My preference, okay, would be we grow into them and don’t have to have large reductions in reserves. It may be unavoidable, we may have to have large reduction in reserves because, when you’re looking to do all the tests and all of that, they have to come down.

So, you know, just looking out a little bit, they will probably have to come down in the next quarter or two or three or something like that. Now, that’s good news. We haven’t told you those earnings, we offset that with other stuff. You know, you can assume maybe we will try to do that if there is other stuff. There may not be. So, you know, hopefully we will more grow into it and won’t have to do anything like that.

Betsy Graseck — Morgan Stanley – Analyst

And on the corporate side you mentioned some of the strategic changes you made during the quarter. What kind of growth rates are you looking for in middle market once your plans are in place and you have the people running the show for long enough?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

I guess my point of view is we should average a 20% ROE in the business. We don’t break it out, but I remember it being close to 12 or 13 now. Part of that was higher charge-offs, the other part was runoff of the loan portfolio, which also hurt other businesses. I think we should average a 20% ROE and have some real growth and grow through a cycle. Maybe grow 10% on average but you can’t run that kind of a business, like you have to get in and out of the market. I think middle market is a fundamentally different animal that way.

Betsy Graseck — Morgan Stanley – Analyst

Sure.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

But, the fact is, credit losses will go up in a downturn. It’s much more reasonable if we do a good job next time that they’ll go to 70 basis points, not 170.

Betsy Graseck — Morgan Stanley — Analyst

And your corporate restructuring in the loan book is essentially done, isn’t it?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

It’s done, yeah.

Betsy Graseck — Morgan Stanley – Analyst

All right, thanks.

Operator

Next we’ll move to Mike Mayo with Prudential Securities.

Mike Mayo — Prudential Securities — Analyst

Good afternoon.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Hey, Mike.

Mike Mayo — Prudential Securities – Analyst

Can you give some color on the securities portfolio? It looks like the average securities were $5 billion higher. What kind of securities did you purchase? What’s the duration? What’s your philosophy about leveraging up securities?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Go ahead. What was the average high, quarter-over-quarter or year-over-year?

Heidi Miller — Bank One — Chief Financial Officer, Executive Vice President

Quarter-over-quarter.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

It wasn’t 5, was it?

Heidi Miller — Bank One — Chief Financial Officer, Executive Vice President

3.5.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Okay, keep going, yeah, Mike?

Mike Mayo — Prudential Securities – Analyst

What’s your philosophy on leveraging up securities, what kind of securities are you buying? What’s the duration, what’s the thought process in how the securities will play itself out?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

You should notice we ended slightly lower than what we averaged in the quarter. And part of that is just timing of when you buy stuff and sell stuff. We’ve been about $40 billion, maybe it’s been up or down.

I think it’s a hard decision what you do with that portfolio, to tell you the truth. And we have had a shorter duration because a chunk of that portfolio, I’m going to say almost $30 billion, is mortgages. Those mortgages are spread between current coupons to higher coupon. The higher coupon obviously extends when rates go up, but also is more defensive for rates going up and better for earnings for rates going up. But as it extends, you have to do something different if you want to protect yourself further.

We’ve also been buying some Tips, which, you know, were marginally beneficial. That probably accounts for some of the average increase. We bought the Tips before selling the other stuff.

Mike Mayo — Prudential Securities – Analyst

What’s your unrealized gain or loss on the securities portfolio?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

It’s a small loss this quarter, right? Yeah.

Mike Mayo — Prudential Securities – Analyst

A small loss. And what’s the duration, average duration on the securities?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

I don’t have that in front of me, but do we know it? We don’t normally disclose it, but it’s not particularly long. What would you consider Tips?

Mike Mayo — Prudential Securities – Analyst

[ Laughter ] I’m an equity analyst.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Right! [ Laughter ] That’s my point! Tips you can argue is zero or you could argue they are10 years. A lot of them are 10-year Tips. The average ratio is just under 3. But we’re not going to be disclosing that all the time. Remember, that’s just another way to offset other things you do to manage interest rate risk exposure. You can make the duration 5 and fund long and still be in the same interest rate risk position.

Mike Mayo — Prudential Securities — Analyst

And lastly, commercial loan utilization is lower.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

One other point which is important, we bought back stock. We grew the business, if you back out some of the runoff stuff and we still have a lot extra capital. So, you know, to me the earnings power, I’ve said it before, I mean it the earnings power from having excess capital doesn’t disappear. You can use it many different ways or just let it sit there. Buying portfolios is a way of using it in a very safe way if you fund it properly.

Mike Mayo — Prudential Securities – Analyst

And lastly, you said commercial loan utilization is lower. Is the economy just weak and all the economists are wrong or are you just that much more conservative?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

No, large corporate is fundamentally different. Large corporate commitments are up a little bit, in fact, mostly in investment grade. Utilization is down. You know, a lot of these companies, they borrow, fund, invest, use the capital markets. But you see the flip side in the capital markets’ revenues, right? So, you know, they did a lot of bond deals. We’re not the only one who had a reduction in large corporate loans.

Middle market I think is a little bit different. Middle market we’re down, we’re down more than most people, not down more than everybody. And I think there are three reasons, and again I can never totally prove these to anyone. One reason is we cleaned up our credit book. We had a worse credit book and had to clean it up. That’s part of the reason. We sold some loans, pushed people, got tougher on credit. Part of it was the market.

Utilization was down substantially year over year. In fact, I think, quarter-over-quarter, half the reduction is utilization. And the third, I think we over did it, we did too much too fast and that’s why we had more than the market.

But I also think the good news in large corporate, I think we have some of the best risk and credit controls around and in middle market, credit is back under control. And so, you know, you do have the flip side benefit which is, you know, we’re starting to see that by lower charge-offs and lower non-performers, they came down dramatically, really dramatically, almost in half, year-over-year in large corporate. They’ve been trending down in middle market and hopefully that will continue.

Mike Mayo — Prudential Securities – Analyst

All right.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

We hear and believe that we’re in a weak recovery and that the early signs of that and, you know, large corporate, their balances are different. They have other options other than bank funding.

Mike Mayo — Prudential Securities – Analyst

Thanks.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

You’re welcome. What do you think our earnings were, Mike?

[ Laughter ]

Mike Mayo — Prudential Securities – Analyst

Well, we’ll put our note out in an hour. Okay! I can ask another question if you’d like?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Go ahead!

Mike Mayo — Prudential Securities – Analyst

No, I guess if you back 7% link quarter revenue growth, but if you back out the credit derivatives mark then it looks like 2% a quarter then if you back out the Zurich, it’s 1% growth a quarter and then if you back out the leveraging up with securities, I’m looking at flat revenue growth. Am I doing something wrong? Or are you just saying look at the underlying strength because you’re still down sizing the firm.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Year-over-year?

Mike Mayo — Prudential Securities – Analyst

No, link quarter, second quarter, third quarter, you get to 0, really flat revenue growth if you back out the acquisition, balance sheet leveraging and the credit derivative mark-to-market. In the commercial bank, there’s a plus, yeah, I got that one going the wrong way.

Heidi Miller — Bank One — Chief Financial Officer, Executive Vice President

Credit derivative is a negative 51.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Credit was a negative 51. You have to add it back.

Mike Mayo — Prudential Securities – Analyst

It was more of a negative last quarter, so it makes your comparison look better.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Yes, and you’re right except, you know, look, there are a lot of ins and outs. I understand that. We’ve done the numbers the same way. Having done them all ways, we’re up a couple of a percent, not including Zurich.

Mike Mayo — Prudential Securities – Analyst

That’s less than what you wanted to be?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Absolutely.     There is a little bit of runoff and still a bit of margin for compression in a few areas, but we’re seeing really signs underlying of what I really look at, you know, is more spend and card, more receivables, more branches, more debit cards, you know, more small business loans, more home equity loans, more checking accounts. That’s really unit growth. How it appears in revenues has a lot of ins and outs.

Mike Mayo — Prudential Securities – Analyst

Okay, fair enough, thank you.

Operator

As a reminder to our audience, please press star 1 if you do have a question. Next we go Carol Berger with CREF Investments.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Heidi made a good point, by the way. The debt extinguishment also came out of revenues because that’s in net interest margin, right? You have to add that back, too. In non-interest income, it’s $160 million in pretax in non-interest income, you have to back out that, back out the $36 million of gains, which I would agree with.

Operator

Ms. Berger, your line is open.

Carol Berger — CREF Investments – Analyst

Thank you. Two questions, one, could you talk about the increase in home equity charge-offs in the quarter? And whether you’re seeing any trends there? And secondarily, could you talk a little bit about your tax rate? It looks like it was on the low side?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Yeah, the home equity is we sold a bunch of loans that accelerated charge-offs and other than that, they were flat, okay? You got that?

Carol Berger — CREF Investments — Analyst

Okay.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

And tax rate is around 30%, it’s been running around 30% and will probably run around 30% for the rest of our lives, give or take a little bit. There are obviously ins and outs, but it was 29.5 as opposed to 30.

Carol Berger — CREF Investments — Analyst

Thank you.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

You’re welcome.

Operator

Next we’ll go to Nancy Bush with NAB research.

Nancy Bush — NAB Research – Analyst

Hi, that’s NAB Research, but that’s okay. Jamie, would you just expand a little bit on your comments on, you know, the battle for market share in Chicago? I mean sort of where you stand right now, you know, what the tough parts are, what you’re willing to commit to that market in the way of spending, et cetera? I mean we sort of get stories about it here but, you know, could you give us the in the trenches stuff?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Yeah, you know, I would have, if I was a bank years ago and I wanted to compete against somebody, I would have come to compete against Bank One in whatever market they were in, including Chicago. The fact is a lot of people have opened a lot of branches here, which we watch, hundreds, actually, opened not just talked about. Some have talked about it and not done it, have of them have done it. I’m not going to speak about specific competitors. We grew accounts in Chicago last quarter. Okay?

And by the way, I know of some other banks that did too. I don’t know where the share is coming from. I don’t know if the new guys are not getting what they want. I don’t know if the community banks are losing it. We’re not losing it. Okay? We also have a lot of banks here, 1,000 ATMs, more store hours, free bill pay, free imaging, free checking, great service, the full product set, small business, better merchandising, better marking, more sales people. You know, we’re not that easy to compete against. We also are going to be very competitive. So, whatever it takes, and read that as whatever it takes, we will win here. And then people, you know, eventually look to point somebody else somewhere else.

I don’t think it’s material to the earnings of Bank One and I don’t know how the game’s going to play out here, I’m watching like you are, but we haven’t seen loss of share or loss of growth in accounts here, yet. And, you know, I would expect at one point we will, I don’t think you can add hundreds of branches all over Chicago and think it’s not going to start affecting your share. So, you know, could be maybe Chicago will be one of those markets where everyone here will lose money for a while. So be it, we will be fine. I’m not worried about it.

Nancy Bush — NAB Research – Analyst

Could you also just, you made a comment a few questions ago about sort of the corporate beast, I guess was your commentary and attacking that. Can you tell us what you’re going attack?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

I shouldn’t have said that. Everyone in corporate will be mad at me.

Unidentified

We were already!

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

All I meant is we are becoming a more and more efficient company. If you look at the returns in the business, ROE in retail, using real capital over 30%, ROE in the commercial bank in total was 15 or 16. ROE in credit cards was 17 or 18. ROE and IMG was running just around 30 give or take, depending on the quarter. Okay? So, if you look at all of our main businesses, we have pretty good returns.

The negative returns are from the non-core business where, depending on how you measure, is $1 billion of capital, losing 10% a year and corporate where, you know, we still have some earnings, some treasury and earnings drag, not returning money yet. And there’s one thing I should also point out, that at one point, there’s almost $3 billion in private equity investments, principal equity investments that will have a return.

So, right now if you can look at other things, just back out that $3 billion in corporate. The $3 billion, which in effect we bear the overhead on, it’s kind of having a negative 1% return. That I am telling you can we expect to average 15 to 20% returns on.

Now, I wouldn’t count that as regular ongoing earnings, et cetera, but one day, and whatever gains we’ve had, we’ve offset them, right? You’ve seen us offset them, you know, maybe we will offset them in the future, but at one point, that $3 billion should at least give us, you know, it’s not going to be steady, a 10% return. And you haven’t seen any of that yet. That’s kind of what I mean. It wasn’t just corporate staff expense. We are becoming more efficient, by the way. You will continue to see that in all of our areas here are trying to become more efficient every day.

Nancy Bush — NAB Research – Analyst

Okay, thanks.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

All right.

Operator

We’ll go next to Denis Laplante with Keefe Bruyette Woods.

Denis Laplante — Keefe Bruyette and Woods – Analyst

Two things. One, can you talk about the pipeline in the capital markets business? You had two quarters in a row, which you would describe a little above run rate. I’m interested in what you think the pipeline is looking like there? And two, on the card margins did any of the benefit come from the funding side of the business there?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Yeah.     I will take one more question after this. On the first one, the capital markets, I think we said last quarter we expect it to come down a little bit and I still would almost say the same thing for next quarter, as a matter of fact, a little slower so far than what we’ve seen. And the visible pipeline in capital markets isn’t like, you know, a six-month type of pipeline for investment grade debt. It’s different for every business. Some have very nice pipelines and have some virtually no pipelines, so, you can’t look at it that way, I do expect it to come off a little bit. I just do because I think you will see a little bit of slowdown. People have done a lot of financing. If you look at people’s financing plans, maybe they will diminish at one point.

And card, I think I did say a little bit was cost of funds but it wasn’t cost of funds just taking interest rate risk. It was also cost of funds based upon the product you’re selling and, you know, whether you have a more variable rate versus fixed rate, et cetera. I’d look at it differently. As rates dropped dramatically, our card business got much less of a benefit than any other card business. That was part of the reason we had the squeeze more than other people. Most people had gross yields coming down. But our cost of funds came down more for the reasons I told you. Ours came down less. A little bit was cost of funds, yes.

Denis Laplante — Keefe Bruyette and Woods – Analyst

Thank you.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

And we’ll take one more question.

Operator

And that question will be from Michael Mackey at Kingdon Capital.

Michael Mackey — Kingdon Capital – Analyst

Hi, one question for you, just wanted to know on the commercial line, did deposits seem to drop off from about 59.5 to 51?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Uh-huh.

Michael Mackey — Kingdon Capital – Analyst

Was there any explanation?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

You know, the deposit line in commercial is a very volatile line. We have some very, very large depositors there that move money in and out, 4, 5, $6 billion. I won’t tell you which customers, but they’re accommodation accounts. I will tell you the real underlying, and when we look at the deposit line now, we back out the big swing items. These big swing items have enormous settlements they have to move somewhere. There is also the federal government, has also gone from in some accounts paying with balances, to paying fees, right? That’s gone forever. They’ve changed how they’re going to do that. I forget the exact number, it was $8 billion sequentially. Okay.

So, you’re going have a big swing items there. The big thing is that the deposits are kind of steady, the customers leave with us and are pretty steady and grown a little bit in cash management. And they’ve grown in middle market and have actually grown in large corporate. I believe they grew a little bit in large corporate, too.

Michael Mackey — Kingdon Capital — Analyst

But, that shouldn’t be seen really as a prelude. People saying deposits need to come down further.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

No, no, no. I think I just mentioned the biggest chunk was government and there will be some swings up and down from very large customers, but we think we’ve probably bottomed out.

Michael Mackey — Kingdon Capital — Analyst

Okay.     And Jamie, just following up lastly on the middle market, it seemed, you know, obviously the trend has been down sequentially each quarter. To you it should flatten out and start to rise from here on out? On the loan balances?

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

No, I would, I think it should, but most other people say I’m a quarter too early. So, I will defer to them and say it may take another quarter or two.

Michael Mackey — Kingdon Capital — Analyst

Okay.     I appreciate it.

James Dimon — Bank One — Chairman of the Board, Chief Executive Officer

Okay.     Thank you. Listen, we appreciate you all spending time with us and we will talk to you soon. Thanks.

Operator

That does conclude today’s conference. Again, thank you for your participation.

D I S C L A I M E R
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